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                                                                   EXHIBIT 10.02
                          GENERAL RELEASE OF ALL CLAIMS

         1. Release by Executive ("Executive Release"). (a) In consideration of the obligations of Belden CDT, Inc. (the "Company"), as set forth in that certain letter from the Company, dated November 2, 2005, attached hereto ("Letter"), including payment of the sum of $4,932,902.46, the undersigned, C. Baker Cunningham ("Executive"), on his own behalf and on behalf of his heirs, executors, administrators, successors, representatives and assigns, does herein unconditionally release, waive, and fully discharge the Company and its subsidiaries (including successors and assigns thereof) and all of their respective past, present and future employees, officers, directors, agents, affiliates, parents, predecessors, administrators, representatives, attorneys, and shareholders, and employee benefit plans (all of the above collectively, the "Executive Releasees"), from any and all legal claims, liabilities, suits, causes of action (whether before a court or an administrative agency), damages, costs, attorneys' fees, interest, injuries, expenses, debts, or demands of any nature whatsoever, known or unknown, liquidated or unliquidated, absolute or contingent, at law or in equity, which were or could have been filed with any Federal, state, or local court, agency, arbitrator or any other entity, based directly or indirectly on Executive's employment with and separation from the Company or based on any other alleged act or omission by or on behalf of the Company prior to Executive's signing this Executive Release. Without limiting the generality of the foregoing terms, the foregoing waiver and release specifically includes all claims based on the terms, conditions, and privileges of employment, and those based on breach of contract (express or implied), tort, harassment, intentional infliction of emotional distress, defamation, negligence, privacy, employment discrimination, retaliation, the Age Discrimination in Employment Act, as amended ("ADEA"), Title VII of the Civil Rights Act of 1964, as amended, the National Labor Relations Act, the Fair Labor Standards Act, the Americans with Disabilities Act of 1990, the Family Medical Leave Act, Employee Retirement Income Security Act of 1974, the Missouri Human Rights Act (R.S. MO Section 213.010 et seq.), as amended, any federal, state or local fair employment, human rights wage and hour laws and wage payment laws, and any and all other Federal, state, local or other governmental statutes, laws, ordinances, regulations and orders, under common law, and under any Company policy, procedure, bylaw or rule.

                  (b) Executive intends this Executive Release to be binding on his successors, and Executive specifically agrees not to file or continue any claim in respect of matters covered by the immediately preceding paragraph hereof. Executive further agrees never to institute any suit, complaint, proceeding, grievance or action of any kind at law, in equity, or otherwise in any court of the United States or in any state, or in any administrative agency of the United States or any state, county or municipality, or before any other tribunal, public or private, against the Company arising from or relating to his employment with or his termination of employment from the Company or any other occurrences to the date of this Executive Release, other than a claim challenging the validity of this Executive Release under ADEA. Executive may bring a claim under ADEA to challenge the release under this Executive Release. Nothing in this Executive Release is intended to reflect any party's belief that Executive's waiver of claims under ADEA is invalid or unenforceable, it being the interest of the parties that such claims are waived.

                  (c) The foregoing provisions of this Executive Release to the contrary notwithstanding, the waiver and release hereunder shall not waive or release any rights or claims:


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                           (i)      that Executive may have that arise after the
         date hereof and shall not waive post-termination health-continuation insurance benefits required by state or Federal law;

                           (ii)     that Executive may have under the Letter;

                           (iii) any claim of indemnification under the Indemnification Agreement between the Company and Executive, dated September 1, 2004, which rights of indemnification survive in accordance with their terms; or

                           (iv) any rights to coverage under Directors and Officers Liability and/or other Missouri policies for acts or omissions occurring during Executive's employment.

         (d)      Executive further agrees that:

                  (i) Executive's waiver of rights under this Executive Release is knowing and voluntary and in compliance with the Older Workers Benefit Protection Act of 1990 ("OWBPA");

                  (ii)     Executive understands the terms of this Executive
         Release;

                  (iii) The Company is hereby advising Executive in writing to consult with an attorney prior to executing this Executive Release;

                  (iv) The Company is giving Executive a period of twenty-one (21) days within which to consider this Executive Release;

                  (v) This Executive Release shall become effective and enforceable only after the expiration of seven (7) days following its execution and delivery by Executive to the Company and during such 7-day period Executive may revoke this Executive Release by written notice delivered to the Company. If no such revocation occurs, this Executive Release shall become irrevocable in its entirety, and binding and enforceable against Executive, on the day next following the day on which the foregoing 7-day period has elapsed. To revoke this Executive Release, Executive shall deliver a written statement of revocation to:
         Belden CDT Inc., 7701 Forsyth Boulevard, Suite 800, St. Louis, Missouri 63105, Attn: Kevin L. Bloomfield, Vice President, Secretary and General Counsel.

         2. Release by the Company ("Company Release"). (a) In consideration of the agreements of Executive, including, without limitation, the Executive Release herein, the Company hereby releases Executive and his representatives and administrators, successors, assigns, agents, and attorneys, past and present, from any and all claims, demands, liens, agreements, contracts, covenants, actions, suits, causes of action, obligations, controversies, debts, costs, expenses, damages, judgments, orders and liabilities, of whatever kind or nature, direct or indirect, in law, equity or otherwise, which have existed, may have existed, which do exist, or which may presently exist arising out of any act or omission of the Executive which was disclosed in any manner to the Board of Directors or any member thereof, through the effective


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date of the Executive Release set forth in Section 1(d)(v). This Company Release does not, however, include any facts, claims or matters unknown to the Company, of which Executive was aware, which have not been disclosed in any manner to the Company's Board of Directors or any member thereof as of the Effective Date. The Company Release shall be effective on the effective date of the Executive
Release set forth in Section 1(d)(v) hereof and shall not be effective if the Executive Release fails to become effective. The foregoing provisions of this Company Release to the contrary notwithstanding, the waiver and release hereunder shall not waive or release any rights or claims that the Company may have that arise after the date hereof or claims that the Company may have under the Letter.

                  (b) The Company intends this Company Release to be binding on its successors, and the Company specifically agrees not to file or continue any claim in respect of matters covered by the immediately preceding paragraph hereof. The Company further agrees never to institute any suit, complaint, proceeding, grievance or action of any kind at law, in equity, or otherwise in any court of the United States or in any state, or in any administrative agency of the United States or any state, county or municipality, or before any other tribunal, public or private, against the Company arising from or relating to the claims released under the Company Release.

         3. Counterparts. This Release may be executed in one or more counterparts, each of which shall constitute an original for all purposes, and all of which taken together shall constitute one and the same agreement.



                                  /s/C. Baker Cunningham
                                  ---------------------------------
                                  C. Baker Cunningham



                                  Belden CDT Inc.


                                  By: /s/Glenn Kalnasy
                                      ----------------
                                      Glenn Kalnasy, Chairman
                                      Compensation Committee



                                  November 2, 2005